Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Magyar Bancorp, Inc. and Subsidiary of our report dated December 18, 2020, relating to the consolidated financial statements of Magyar Bancorp, Inc. and Subsidiary appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania
March 15, 2021